Third Quarter 2014 October 29, 2014 Earnings Conference Call Supplement (Unaudited Results) Jerome A. Peribere – President & CEO Carol P. Lowe – Senior Vice President & CFO Dr. Ilham Kadri – President, Diversey Care Exhibit 99.2

Safe Harbor and Regulation G Statement This presentation contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by such words as “anticipates,” “believes,” “plan,” “assumes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans to,” “will” and similar expressions. These statements reflect our beliefs and expectations as to future events and trends affecting our business, our consolidated financial position and our results of operations. Examples of these forward-looking statements include expectations regarding our anticipated effective income tax rate, the potential cash tax benefits associated with the W. R. Grace & Co. Settlement agreement (as defined in the Company’s Annual Report on Form 10-K), potential volume, revenue and operating growth for future periods, expectations and assumptions associated with our restructuring programs, availability and pricing of raw materials, success of our growth initiatives, economic conditions, and the success of pricing actions. A variety of factors may cause actual results to differ materially from these expectations, including general domestic and international economic and political conditions, changes in our raw material and energy costs, credit ratings, the success of restructuring plans, currency translation and devaluation effects, the competitive environment, the effects of animal and food-related health issues, environmental matters, and regulatory actions and legal matters. For more extensive information, see “Risk Factors” and “Cautionary Notice Regarding Forward-Looking Statements,” which appear in our most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, and as revised and updated by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. While we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events, or otherwise.  Our management uses non-U.S. GAAP financial measures to evaluate the Company’s performance, which exclude items we consider unusual or special items. We believe the use of such financial measures and information may be useful to investors. We believe that the use of non-U.S. GAAP measures helps investors to gain a better understanding of core operating results and future prospects, consistent with how management measures and forecasts the Company's performance, especially when comparing such results to previous periods or forecasts. Please see Sealed Air’s October 29, 2014 earnings press release for important information about the use of non-U.S. GAAP financial measures relevant to this presentation, including applicable reconciliations to U.S. GAAP financial measures.

Key Takeaways THIRD QUARTER 2014 Raising 2014 outlook for Adjusted EBITDA, Adjusted EPS and Free Cash Flow. Hosting first quarterly earnings call in Charlotte, NC, location of our future global headquarters. One of 63 companies on the S&P 500 to achieve a position in CDP’s S&P 500 Climate Disclosure Leadership Index (CDLI). Announced new President of Product Care Division, Ken Chrisman, who has more than 27 years with Sealed Air and formerly responsible for Global Cushioning Products business. Constant currency net sales growth of 4% year-over-year (YoY) with growth in all divisions and regions. Developing regions (26% of net sales) increased 8% YoY in constant currency. Favorable product price/mix across all divisions and regions, resulting in a 120 basis point improvement in Adjusted Gross Profit margin. Adjusted EBITDA increased 8% to $300M or 15.2% of net sales as compared to third quarter 2013 Adjusted EBITDA of $277M or 14.5% of net sales. Adjusted EPS increased 24% to $0.52 compared to $0.42 in the year ago period. Reported U.S. GAAP Measures, Continuing Operations Q3-14 Net Sales: $2.0B; Operating Profit: $182M; Net Income: $59M Q3-13 Net Sales: $1.9B; Operating Profit: $136M; Net Income: $35M Business Highlights Quarterly Highlights

* Constant currency refers to unit volume and price/mix performance and excludes the impact of currency translation YoY Regional Sales Performance THIRD QUARTER 2014 Latin America Reported: 0.4% Constant Currency: 8.0% % of Sales: 10% North America Reported: 2.9% Constant Currency: 3.2% % of Sales: 40% Japan/ANZ Reported: 7.9% Constant Currency: 4.7% % of Sales: 7% Europe Reported: 3.0% Constant Currency: 1.0% % of Sales: 31% AMAT Reported: 6.3% Constant Currency: 7.3% % of Sales: 12% Q3 Net Sales: $2.0B Reported Sales Growth: Up 3.4% YoY Constant Currency: Up 3.6% YoY

+3.4% - Volume + Price/Mix + Q3 Net Sales ($M) YTD Net Sales ($M) Q3 & YTD 2014 Net Sales Bridge - - + Constant Currency Sales Growth: 3.6% Constant Currency Sales Growth: 3.1%

+8.4% - - Volume Mix & Price/ Cost Spread Q3 Adj. EBITDA ($M) YTD Adj. EBITDA ($M) Q3 & YTD 2014 Adj. EBITDA Bridge Adjusted EBITDA Margin: Q3 2014: 15.2% Q3 2013: 14.5% +8.6% Adjusted EBITDA Margin: YTD 2014: 14.5% YTD 2013: 13.6%

YoY Price/Mix & Volume Trends THIRD QUARTER 2014 Constant currency sales growth with favorable Price/Mix in every division and every region.

Diversey Care Volume Mix & Price/Cost Spread Adj. EBITDA Margin: Q3 2014: 12.7% Q3 2013: 11.4% +5.7% Constant Currency Net Sales Growth: 3.9% Constant Currency Net Sales Growth: 2.6% Adj. EBITDA Margin: YTD 2014: 11.4% YTD 2013: 10.9% +3.5% +1.4% YTD Net Sales ($M) Q3 Adjusted EBITDA ($M) YTD Adjusted EBITDA ($M) Q3 Net Sales ($M)

YTD Net Sales ($M) Food Care 775 800 176 183 951 983 Q3 2013 Q3 2014 2,276 2,316 525 534 2,801 2,850 YTD 2013 YTD 2014 Q3 Adjusted EBITDA ($M) YTD Adjusted EBITDA ($M) Q3 Net Sales ($M) Constant Currency Net Sales Growth: 3.9% Constant Currency Net Sales Growth: 3.8% +3.4% +1.7% Adj. EBITDA Margin: Q3 2014: 18.1% Q3 2013: 16.9% Adj. EBITDA Margin: YTD 2014: 17.4% YTD 2013: 16.2%

Product Care +7.2% Adj. EBITDA Margin: Q3 2014: 17.7% Q3 2013: 17.2% Constant Currency Net Sales Growth: 3.9% Constant Currency Net Sales Growth: 3.3% Adj. EBITDA Margin: YTD 2014: 17.6% YTD 2013: 16.3% +4.4% +3.2% YTD Net Sales ($M) Q3 Adjusted EBITDA ($M) YTD Adjusted EBITDA ($M) Q3 Net Sales ($M)

($ in millions) Free Cash Flow Before Settlement Payment Nine Months Ended September 30 Free Cash Flow

2014 Financial Outlook Note: Adjusted EBITDA, Adjusted EPS, Free Cash Flow, D&A and Tax Rate guidance excludes the impact of special items. UPDATING GUIDANCE

Q&A Earnings Conference Call Third Quarter 2014